Annual Report
and Prospectus

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE(R)
VALUE FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
MAY 31, 2007
(Prospectus also enclosed)


RIVERSOURCE VALUE FUND SEEKS TO
PROVIDE SHAREHOLDERS WITH
LONG-TERM CAPITAL GROWTH. INCOME
IS A SECONDARY OBJECTIVE.

This annual report includes a prospectus that describes in detail the Fund's objective, investment strategy, risks, sales charges, fees and other matters of interest. Please read the prospectus carefully before you invest or send money.

LETTER TO SHAREHOLDERS
In this report and going forward, the Chairman of the RiverSource Funds' Boards (Boards) and the President of RiverSource Funds are co-authors of this letter to shareholders. Information about Stephen Lewis, Chairman of the Boards; Patrick Bannigan, President of RiverSource Funds; and other officers and directors elected or appointed to serve RiverSource Funds shareholders appear in the "Board Members and Officers" section of this report.

Dear Fellow RiverSource Funds Shareholder:

As newly appointed in our respective roles as Chairman of the Boards and President of RiverSource Funds, we are committed to continuing the successful leadership efforts of Ted Truscott, a member of the Boards and Chief Investment Officer of RiverSource Investments, LLC; and Governor Arne Carlson, who served as Chairman of the Boards for eight years and will continue to serve on the Boards.

As RiverSource Funds shareholders, we want our investments to deliver consistent, competitive investment performance that can help us achieve our financial goals. We are sure you feel the same way. We are pleased to report that the investment management teams at RiverSource Investments have delivered on our expectations. As a result, many of our funds are receiving positive recognition in the financial media.

When discussing your financial plans with your advisor, we encourage you to take a long-term view. The economy is cyclical and markets are inherently volatile, so there will be periods when economic or market conditions may appear to throw a wrench into any portfolio. A diversified mutual fund portfolio and an experienced financial advisor can help keep your plan on track and also keep your expectations in line with current market realities.

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

Being an informed investor is a key component to your overall investing success. The information contained in this report can help "connect the dots" so you can see how your fund performed in the context of the broader market. While this shareholder report looks back over a specific period of time, current performance information is always available online at riversource.com/funds.

We value your connection with RiverSource Funds and strive to provide the performance, service and information that can help move you closer to your financial goals.

/s/ STEPHEN R. LEWIS, JR.
Stephen R. Lewis, Jr.
Chairman of the Boards

/s/ PATRICK T. BANNIGAN

Patrick T. Bannigan
President, RiverSource Funds

Past performance does not guarantee future results.

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS

Fund Snapshot.......................      3

Performance Summary.................      5

Questions & Answers
   with Portfolio Management........      7

The Fund's Long-term Performance ...     10

Fund Expenses Example...............     12

Investments in Securities...........     14

Financial Statements................     17

Notes to Financial Statements.......     21

Report of Independent Registered
   Public Accounting Firm...........     38

Federal Income Tax Information......     39

Board Members and Officers..........     41

Approval of Investment Management
   Services Agreement...............     45

Proxy Voting........................     48

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.

--------------------------------------------------------------------------------

 2 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

FUND SNAPSHOT AT MAY 31, 2007

FUND OBJECTIVE

RiverSource Value Fund seeks to provide shareholders with long-term capital growth. Income is a secondary objective.

SECTOR BREAKDOWN*

Percentage of portfolio assets
(PIE CHART)

Financials                        19.4%
Consumer Staples                  19.3%
Information Technology            12.0%
Health Care                       11.0%
Industrials                        8.6%
Energy                             7.8%
Other(1)                          21.9%

 * Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.
(1) Includes Materials 5.3%, Utilities 5.0%, Telecommunication Services 4.6%, Consumer Discretionary 3.9% and Cash & Cash Equivalents(2) 3.1%.
(2) Of the 3.1%, 1.4% is due to security lending activity and 1.7% is the Fund's cash equivalent position.

TOP TEN HOLDINGS

Percentage of portfolio assets

Exxon Mobil                           5.1%
Citigroup                             4.6%
AT&T                                  3.9%
General Electric                      3.5%
Sun Microsystems                      3.4%
American Intl Group                   3.2%
Procter & Gamble                      2.9%
Kraft Foods Cl A                      2.9%
Abbott Laboratories                   2.1%
JPMorgan Chase & Co                   2.1%

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.

--------------------------------------------------------------------------------

                                 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  3

FUND SNAPSHOT AT MAY 31, 2007

STYLE MATRIX


          STYLE
VALUE    BLEND    GROWTH
 X                         LARGE
                           MEDIUM        SIZE
                           SMALL

Shading within the style matrix indicates areas in which the Fund generally invests.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and serves as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

PORTFOLIO MANAGERS

LORD, ABBETT & CO. LLC

                             YEARS IN INDUSTRY
Eli Salzmann                        21
Sholom Dinsky, CFA                  40

FUND FACTS

                        TICKER SYMBOL   INCEPTION DATE
Class A                     AVLAX          06/18/01
Class B                     AVFBX          06/18/01
Class C                     AVUCX          06/18/01
Class I                     AUEIX          03/04/04
Class R4(1)                    --          06/18/01
Total net assets                        $367.5 million
Number of holdings                               77

(1)  Effective Dec. 11, 2006, Class Y was renamed
     Class R4.

--------------------------------------------------------------------------------

 4 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

PERFORMANCE SUMMARY

                             PERFORMANCE COMPARISON
                        For the year ended May 31, 2007

                                  (BAR CHART)

RiverSource Value Fund Class A (excluding sales
  charge)                                              +17.78

Russell 1000(R) Value Index (unmanaged)                +25.58

Lipper Large-Cap Value Funds Index                    +23.44

(see "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

ANNUAL OPERATING EXPENSE RATIO (AS OF THE CURRENT PROSPECTUS)

                                                  TOTAL                   NET EXPENSES(A)
Class A                                           1.29%                        1.22%
Class B                                           2.06%                        1.98%
Class C                                           2.05%                        1.98%
Class I                                           0.84%                        0.83%
Class R4(b)                                       1.14%                        1.09%

(a) The investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until May 31, 2008, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that decreased the management fee by 0.01%), will not exceed 1.23% for Class A, 1.99% for Class B, 1.99% for Class C, 0.84% for Class I and 1.10% for Class R4.

(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

                                 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  5

PERFORMANCE SUMMARY

AVERAGE ANNUAL TOTAL RETURNS

AT MAY 31, 2007
                                                                     SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   INCEPTION
 Class A (inception 6/18/01)         +17.78%   +12.54%   +9.39%      +6.89%
 Class B (inception 6/18/01)         +17.01%   +11.72%   +8.56%      +6.11%
 Class C (inception 6/18/01)         +17.05%   +11.72%   +8.56%      +6.15%
 Class I (inception 3/4/04)          +18.36%   +13.10%     N/A      +10.79%
 Class R4* (inception 6/18/01)       +18.16%   +12.73%   +9.57%      +7.07%

WITH SALES CHARGE
 Class A (inception 6/18/01)         +11.01%   +10.34%   +8.10%      +5.83%
 Class B (inception 6/18/01)         +12.01%   +10.64%   +8.28%      +5.99%
 Class C (inception 6/18/01)         +16.05%   +11.72%   +8.56%      +6.15%

AT JUNE 30, 2007                                                     SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   INCEPTION
 Class A (inception 6/18/01)         +17.82%   +11.25%   +10.58%     +6.67%
 Class B (inception 6/18/01)         +17.06%   +10.42%    +9.70%     +5.87%
 Class C (inception 6/18/01)         +16.88%   +10.42%    +9.70%     +5.91%
 Class I (inception 3/4/04)          +18.40%   +11.74%      N/A     +10.28%
 Class R4* (inception 6/18/01)       +18.20%   +11.44%   +10.80%     +6.85%

WITH SALES CHARGE
 Class A (inception 6/18/01)         +11.04%    +9.07%    +9.27%     +5.63%
 Class B (inception 6/18/01)         +12.06%    +9.31%    +9.43%     +5.87%
 Class C (inception 6/18/01)         +15.88%   +10.42%    +9.70%     +5.91%

Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I and Class R4 shares. Class I and Class R4 shares are available to institutional investors only.

* Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

 6 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

QUESTIONS & ANSWERS WITH PORTFOLIO MANAGEMENT

RiverSource Value Fund gained 17.78% for the 12 months ended May 31, 2007 (Class A shares excluding sales charge), underperforming the Fund's benchmark, the Russell 1000(R) Value Index (Russell Index), which advanced 25.58% for the period. The Fund also underperformed its peer group, as represented by the Lipper Large-Cap Value Funds Index, which was up 23.44% for the period.

Lord, Abbett & Co. LLC (Lord Abbett), an independent money management firm, manages the portfolio of RiverSource Value Fund. The Fund seeks long-term capital growth as a primary objective and income as a secondary objective by investing primarily in undervalued stocks of large companies. Below, Lord Abbett discusses the Fund's results and positioning for the annual period.

Q: What factors affected performance for the fiscal year?

A: Stock selection within the materials sector was the largest detractor from the Fund's performance relative to the Russell Index. Within the materials group, Newmont Mining was negatively impacted by a variety of issues related to its gold mines abroad. Stock selection within the consumer discretionary sector hurt performance relative to the Russell Index, as the Fund lacked exposure to McDonald's, a Russell Index holding that generated impressive returns during the one-year period. Stock selection within the health care sector also detracted from performance. Medical equipment supplier Boston Scientific continues to face challenges from its acquisition of Guidant, which has experienced a number of recalls on its defibrillators, while also facing media and industry questions about its drug stent products.

   Adding to the Fund's performance was smaller-than-Russell Index position in the financial services sector, one of the weakest Index segments during the period.

Q: What changes did you make to the portfolio during the period?

A: We continue to focus on the health care sector, but have reduced exposure to pharmaceutical companies with diminished prospects in product pipelines. We also reduced the Fund's overweight in consumer staples, although we continue to hold companies with stable earnings that have the ability to grow their earnings in a slowing economic environment through new products and restructuring.

   The Fund's exposure to technology has increased and is now larger than that of the Russell Index. We selectively added technology companies with what we believe are improving prospects to the portfolio.

--------------------------------------------------------------------------------

                                 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  7

QUESTIONS & ANSWERS

   The financial services sector remains the largest underweight relative to the Russell Index. In particular, we have de-emphasized regional banks because, in general, bank earnings are above normal levels and they face prospects for an upswing in problem loans (from historically low levels). Recent sub-prime mortgage lending issues exemplify this concern.

   WE CONTINUE TO FOCUS ON THE HEALTH CARE SECTOR, BUT HAVE REDUCED EXPOSURE TO PHARMACEUTICAL COMPANIES WITH DIMINISHED PROSPECTS IN PRODUCT PIPELINES.


Q: How are you positioning the Fund going forward?

A: While volatility is likely to persist, the economic expansion appears to be intact. However, corporate earnings growth should begin to slow. As a result, companies that demonstrate stable earnings streams, such as those in the consumer staples, health care, and utilities groups, are very attractive to us. Within the Fund, we are maintaining a cautious stance toward economically sensitive sectors such as consumer discretionary and producer durables. Finally, we continue to exercise caution in the financial services sector as deterioration in the credit environment could extend beyond small lenders to larger financial institutions.

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource Fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource Fund.

--------------------------------------------------------------------------------

 8 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

                       THIS PAGE LEFT BLANK INTENTIONALLY

THE FUND'S LONG-TERM PERFORMANCE

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Value Fund Class A shares (from 7/1/01 to 5/31/07)* as compared to the performance of two widely cited performance indices, the Russell 1000 Value Index and the Lipper Large-Cap Value Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

* Fund data is from June 18, 2001. Russell 1000 Value Index and Lipper peer group data is from July 1, 2001.

COMPARATIVE RESULTS

                                                                              SINCE
Results at May 31, 2007                   1 YEAR     3 YEARS    5 YEARS    INCEPTION(3)
RIVERSOURCE VALUE FUND (INCLUDES SALES CHARGE)
 Class A  Cumulative value of $10,000     $11,101    $13,434    $14,761       $14,011
        Average annual total return        +11.01%    +10.34%     +8.10%        +5.83%
RUSSELL 1000 VALUE INDEX(1)
        Cumulative value of $10,000       $12,558    $16,330    $18,028       $17,416
        Average annual total return        +25.58%    +17.76%    +12.51%        +9.83%
LIPPER LARGE-CAP VALUE FUNDS INDEX(2)
        Cumulative value of $10,000       $12,344    $15,141    $16,134       $14,961
        Average annual total return        +23.44%    +14.83%    +10.04%        +7.04%

Results for other share classes can be found on page 6.

--------------------------------------------------------------------------------

 10 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE ???????? FUND LINE GRAPH)

                                               RIVERSOURCE VALUE FUND
                                               CLASS A (INCLUDES SALES    RUSSELL 1000 VALUE INDEX(1)    LIPPER LARGE-CAP VALUE
                                                  CHARGE) ($14,011)                ($17,416)            FUNDS INDEX(2) ($14,961)
                                               -----------------------    ---------------------------   ------------------------
'01                                                      9425                        10000                        10000
'02                                                      8945                         9659                         9272
I03                                                      8222                         8900                         8346
I04                                                      9830                        10664                         9879
I05                                                     10583                        12316                        10870
I06                                                     11896                        13869                        12120
I07                                                     14011                        17416                        14961

(1) The Russell 1000 Value Index, an unmanaged index, measures the performance of those stocks in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Large-Cap Value Funds Index includes the 30 largest large-cap value funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.
(3) Fund data is from June 18, 2001. Russell 1000 Value Index and Lipper peer group data is from July 1, 2001.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  11

FUND EXPENSES EXAMPLE

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended May 31, 2007.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 12 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

                              BEGINNING        ENDING         EXPENSES
                            ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING     ANNUALIZED
                            DEC. 1, 2006    MAY 31, 2007    THE PERIOD(A)   EXPENSE RATIO
 Class A
   Actual(b)                   $1,000         $1,085.30        $ 6.08           1.17%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,019.10        $ 5.89           1.17%
 Class B
   Actual(b)                   $1,000         $1,081.70        $10.02(c)        1.93%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,015.31        $ 9.70(c)        1.93%
 Class C
   Actual(b)                   $1,000         $1,080.30        $ 9.96(c)        1.92%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,015.36        $ 9.65(c)        1.92%
 Class I
   Actual(b)                   $1,000         $1,087.60        $ 4.01(c)         .77%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,021.09        $ 3.88(c)         .77%
 Class R4
   Actual(b)                   $1,000         $1,085.50        $ 5.20(c)        1.00%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,019.95        $ 5.04(c)        1.00%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended May 31, 2007: +8.53% for Class A, +8.17% for Class B, +8.03% for Class C, +8.76% for Class I and +8.55% for Class R4.
(c) In September 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from an account-based fee to an asset-based fee, and adopting a plan administration services agreement. These changes were effective Dec. 11, 2006. In addition, the investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until May 31, 2008, unless sooner terminated at the discretion of the Fund's Board, such that net expenses, (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.99% for Class B; 1.99% for Class C; 0.84% for Class I and 1.10% for Class R4. Any amounts waived will not be reimbursed by the Fund. This change was effective June 1, 2007. If these changes had been in place for the entire six month period ended May 31, 2007, the actual expenses paid would have been $10.01 for Class C and $5.41 for Class R4, the hypothetical expenses paid would have been $9.70 for Class C and $5.24 for Class R4. For Class B and Class I, the actual and hypothetical expenses paid would have been the same as those expenses presented in the table above.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  13

INVESTMENTS IN SECURITIES

MAY 31, 2007
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (98.2%)
ISSUER                                            SHARES                   VALUE(A)
AEROSPACE & DEFENSE (1.8%)
Raytheon                                             68,337              $3,799,537
Rockwell Collins                                     37,700               2,664,259
                                                                    ---------------
Total                                                                     6,463,796
-----------------------------------------------------------------------------------

AUTO COMPONENTS (0.4%)
Goodyear Tire & Rubber                               36,500(b)            1,294,655
-----------------------------------------------------------------------------------

BEVERAGES (5.3%)
Anheuser-Busch Companies                            106,500               5,680,710
Coca-Cola                                           143,900               7,625,261
Coca-Cola Enterprises                               262,534               6,130,169
                                                                    ---------------
Total                                                                    19,436,140
-----------------------------------------------------------------------------------

CAPITAL MARKETS (3.5%)
Bank of New York                                    154,940               6,284,366
Charles Schwab                                      136,900               3,076,143
Mellon Financial                                     84,157               3,646,523
                                                                    ---------------
Total                                                                    13,007,032
-----------------------------------------------------------------------------------

CHEMICALS (1.7%)
Monsanto                                             67,378               4,150,485
Praxair                                              29,700               2,022,273
                                                                    ---------------
Total                                                                     6,172,758
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (1.9%)
Marshall & Ilsley                                     1,440                  69,106
Regions Financial                                    69,378               2,474,713
SunTrust Banks                                       17,700               1,580,433
Wells Fargo & Co                                     81,800               2,952,162
                                                                    ---------------
Total                                                                     7,076,414
-----------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (0.4%)
Waste Management                                     40,043               1,548,463
-----------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (2.0%)
Corning                                              75,500(b)            1,887,500
Juniper Networks                                    123,800(b)            3,021,958
QUALCOMM                                             57,700               2,478,215
                                                                    ---------------
Total                                                                     7,387,673
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

COMPUTERS & PERIPHERALS (5.8%)
Hewlett-Packard                                     161,500              $7,382,165
Intl Business Machines                               14,919               1,590,365
Sun Microsystems                                  2,455,989(b)           12,525,544
                                                                    ---------------
Total                                                                    21,498,074
-----------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (6.8%)
Citigroup                                           315,600              17,197,044
JPMorgan Chase & Co                                 147,896               7,665,450
                                                                    ---------------
Total                                                                    24,862,494
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (4.7%)
AT&T                                                349,297              14,439,938
Verizon Communications                               67,600               2,942,628
                                                                    ---------------
Total                                                                    17,382,566
-----------------------------------------------------------------------------------

ELECTRIC UTILITIES (1.8%)
FPL Group                                            51,652               3,302,112
PPL                                                  70,485               3,239,491
                                                                    ---------------
Total                                                                     6,541,603
-----------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (1.5%)
Emerson Electric                                    116,900               5,663,805
-----------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (1.5%)
Schlumberger                                         39,349               3,064,107
Smith Intl                                           47,400               2,631,174
                                                                    ---------------
Total                                                                     5,695,281
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (7.0%)
Costco Wholesale                                     17,100                 965,637
CVS Caremark                                        192,900               7,434,366
Kroger                                              223,754               6,784,221
SUPERVALU                                           124,243               5,918,937
Wal-Mart Stores                                      98,390               4,683,364
                                                                    ---------------
Total                                                                    25,786,525
-----------------------------------------------------------------------------------

FOOD PRODUCTS (3.8%)
Archer-Daniels-Midland                               93,300               3,269,232
Kraft Foods Cl A                                    313,651              10,613,950
                                                                    ---------------
Total                                                                    13,883,182
-----------------------------------------------------------------------------------

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 14 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

HEALTH CARE EQUIPMENT & SUPPLIES (1.7%)
Baxter Intl                                          64,289              $3,654,187
Boston Scientific                                   166,408(b)            2,607,613
                                                                    ---------------
Total                                                                     6,261,800
-----------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS (3.4%)
Kimberly-Clark                                       24,939               1,769,671
Procter & Gamble                                    169,480              10,770,454
                                                                    ---------------
Total                                                                    12,540,125
-----------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (3.7%)
3M                                                    7,890                 694,004
General Electric                                    342,022              12,853,187
                                                                    ---------------
Total                                                                    13,547,191
-----------------------------------------------------------------------------------

INSURANCE (5.3%)
American Intl Group                                 167,016              12,081,938
Aon                                                 140,275               6,020,603
Hartford Financial Services Group                    13,977               1,442,007
                                                                    ---------------
Total                                                                    19,544,548
-----------------------------------------------------------------------------------

INTERNET & CATALOG RETAIL (1.6%)
IAC/InterActiveCorp                                 171,300(b)            5,926,980
-----------------------------------------------------------------------------------

IT SERVICES (0.5%)
Automatic Data Processing                            35,320               1,755,404
-----------------------------------------------------------------------------------

MACHINERY (0.6%)
Eaton                                                25,115               2,354,280
-----------------------------------------------------------------------------------

MEDIA (1.5%)
News Corp Cl B                                      102,060               2,411,678
Time Warner                                         150,900               3,224,733
                                                                    ---------------
Total                                                                     5,636,411
-----------------------------------------------------------------------------------

METALS & MINING (2.7%)
Barrick Gold                                        112,765(c,d)          3,284,844
Freeport-McMoRan Copper & Gold                       82,500               6,492,750
                                                                    ---------------
Total                                                                     9,777,594
-----------------------------------------------------------------------------------

MULTILINE RETAIL (0.5%)
Macy's                                               42,061               1,679,496
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

MULTI-UTILITIES (3.3%)
Dominion Resources                                   62,300              $5,519,157
PG&E                                                131,528               6,479,069
                                                                    ---------------
Total                                                                    11,998,226
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (6.3%)
Devon Energy                                         23,800               1,827,364
Exxon Mobil                                         227,480              18,919,511
Spectra Energy                                       96,895               2,580,314
                                                                    ---------------
Total                                                                    23,327,189
-----------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (1.0%)
Intl Paper                                           95,967               3,759,027
-----------------------------------------------------------------------------------

PHARMACEUTICALS (9.5%)
Abbott Laboratories                                 138,250               7,790,388
Bristol-Myers Squibb                                164,464               4,984,904
Eli Lilly & Co                                       77,300               4,531,326
Sanofi-Aventis ADR                                   96,397(c,d)          4,636,696
Teva Pharmaceutical Inds ADR                        146,261(c)            5,733,431
Wyeth                                               122,700               7,096,968
                                                                    ---------------
Total                                                                    34,773,713
-----------------------------------------------------------------------------------

ROAD & RAIL (0.7%)
Canadian Natl Railway                                 9,400(c)              513,146
Hertz Global Holdings                                95,342(b)            2,019,344
                                                                    ---------------
Total                                                                     2,532,490
-----------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (3.1%)
Altera                                               63,700               1,452,997
Intel                                                81,900               1,815,723
Microchip Technology                                 82,000               3,327,560
Taiwan Semiconductor Mfg ADR                        154,100(c)            1,681,231
Texas Instruments                                    83,000               2,934,880
                                                                    ---------------
Total                                                                    11,212,391
-----------------------------------------------------------------------------------

SOFTWARE (0.8%)
Oracle                                              145,700(b)            2,823,666
-----------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (2.1%)
Fannie Mae                                          119,245               7,622,140
-----------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $306,614,107)                                                   $360,773,132
-----------------------------------------------------------------------------------

                                            See accompanying notes to
investments in securities.
--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  15

MONEY MARKET FUND (3.1%)(e)
                                                  SHARES                   VALUE(A)
RiverSource Short-Term Cash Fund                 11,407,675(f)          $11,407,675
-----------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $11,407,675)                                                     $11,407,675
-----------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $318,021,782)(g)                                                $372,180,807
===================================================================================

NOTES TO INVESTMENTS IN SECURITIES
(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At May 31, 2007, the value of foreign securities represented 4.3% of net assets.

(d) At May 31, 2007, security was partially or fully on loan. See Note 5 to the financial statements.

(e) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 1.4% of net assets. See Note 5 to the financial statements. 1.7% of net assets is the Fund's cash equivalent position.

(f)  Affiliated Money Market Fund -- See Note 6 to the financial statements.

(g) At May 31, 2007, the cost of securities for federal income tax purposes was $319,240,812 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                            $53,381,050
Unrealized depreciation                                               (441,055)
------------------------------------------------------------------------------
Net unrealized appreciation                                        $52,939,995
------------------------------------------------------------------------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and
(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

 16 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
MAY 31, 2007

ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers* (identified cost $306,614,107)         $360,773,132
   Affiliated money market fund (identified cost
   $11,407,675) (Note 6)                                          11,407,675
----------------------------------------------------------------------------
Total investments in securities (identified cost
   $318,021,782)                                                 372,180,807
Cash in bank on demand deposit                                        76,107
Capital shares receivable                                              6,107
Dividends and accrued interest receivable                            494,584
Receivable for investment securities sold                          7,402,286
----------------------------------------------------------------------------
Total assets                                                     380,159,891
----------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                               107,468
Payable for investment securities purchased                        7,131,199
Payable upon return of securities loaned (Note 5)                  5,260,000
Accrued investment management services fee                             7,350
Accrued distribution fee                                              73,700
Accrued transfer agency fee                                              355
Accrued administrative services fee                                      604
Accrued plan administration services fee                                  29
Other accrued expenses                                                79,827
----------------------------------------------------------------------------
Total liabilities                                                 12,660,532
----------------------------------------------------------------------------
Net assets applicable to outstanding capital stock              $367,499,359
============================================================================

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  17

MAY 31, 2007

REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                        $    652,976
Additional paid-in capital                                       270,136,410
Undistributed net investment income                                1,651,246
Accumulated net realized gain (loss)                              40,899,702
Unrealized appreciation (depreciation) on investments             54,159,025
----------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                $367,499,359
============================================================================

Net assets applicable to outstanding
   shares:                                   Class A                          $211,688,779
                                             Class B                          $ 88,890,354
                                             Class C                          $  6,587,937
                                             Class I                          $ 60,205,362
                                             Class R4                         $    126,927
Net asset value per share of outstanding
   capital stock:                            Class A shares     37,389,078    $       5.66
                                             Class B shares     16,146,970    $       5.51
                                             Class C shares      1,193,612    $       5.52
                                             Class I shares     10,545,615    $       5.71
                                             Class R4 shares        22,309    $       5.69
------------------------------------------------------------------------------------------
* Including securities on loan, at value
   (Note 5)                                                                   $  5,128,300
------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

 18 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

STATEMENT OF OPERATIONS
YEAR ENDED MAY 31, 2007

INVESTMENT INCOME
Income:
Dividends                                                       $ 8,510,396
Interest                                                            288,433
Income distributions from affiliated money market fund (Note
   6)                                                               283,188
Fee income from securities lending                                   23,259
   Less foreign taxes withheld                                      (29,674)
---------------------------------------------------------------------------
Total income                                                      9,075,602
---------------------------------------------------------------------------
Expenses (Note 2):
Investment management services fee                                2,884,225
Distribution fee
   Class A                                                          543,221
   Class B                                                          939,804
   Class C                                                           68,182
Transfer agency fee
   Class A                                                          439,551
   Class B                                                          203,037
   Class C                                                           14,379
   Class R4                                                             143
Service fee -- Class R4                                                  66
Administrative services fees and expenses                           239,524
Plan administration services fee -- Class R4                            147
Compensation of board members                                         7,768
Custodian fees                                                       75,090
Printing and postage                                                 64,165
Registration fees                                                    44,000
Professional fees                                                    24,569
Other                                                                18,602
---------------------------------------------------------------------------
Total expenses                                                    5,566,473
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates (Note 2)                                      (225,899)
---------------------------------------------------------------------------
                                                                  5,340,574
   Earnings and bank fee credits on cash balances (Note 2)          (21,190)
---------------------------------------------------------------------------
Total net expenses                                                5,319,384
---------------------------------------------------------------------------
Investment income (loss) -- net                                   3,756,218
---------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                                65,393,736
   Payment from affiliate (Note 2)                                    3,584
---------------------------------------------------------------------------
Net realized gain (loss) on investments                          65,397,320
Net change in unrealized appreciation (depreciation) on
   investments                                                   (4,457,241)
---------------------------------------------------------------------------
Net gain (loss) on investments                                   60,940,079
---------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                   $64,696,297
===========================================================================

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  19

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED MAY 31,                                            2007            2006
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                           $  3,756,218    $   3,161,579
Net realized gain (loss) on investments                     65,397,320       44,708,188
Net change in unrealized appreciation (depreciation) on
   investments                                              (4,457,241)       4,224,875
---------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                               64,696,297       52,094,642
---------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class A                                               (2,621,795)      (1,331,261)
      Class B                                                 (323,363)              --
      Class C                                                  (26,882)              --
      Class I                                               (1,259,994)        (671,792)
      Class R4                                                  (1,804)            (695)
   Net realized gain
      Class A                                              (21,934,191)     (24,495,987)
      Class B                                               (9,650,623)     (12,485,323)
      Class C                                                 (703,907)        (866,694)
      Class I                                               (7,790,702)      (6,936,572)
      Class R4                                                 (12,825)         (10,721)
---------------------------------------------------------------------------------------
Total distributions                                        (44,326,086)     (46,799,045)
---------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales
   Class A shares (Note 2)                                  17,996,851       28,046,358
   Class B shares                                            4,124,148        7,310,129
   Class C shares                                              485,563          677,479
   Class I shares                                           14,671,458       32,832,716
   Class R4 shares                                               4,000            5,000
Reinvestment of distributions at net asset value
   Class A shares                                           24,148,404       25,413,919
   Class B shares                                            9,852,057       12,307,413
   Class C shares                                              695,151          842,988
   Class I shares                                            9,050,053        7,607,783
   Class R4 shares                                              13,283           10,212
Payments for redemptions
   Class A shares                                          (63,395,028)    (102,023,150)
   Class B shares (Note 2)                                 (35,659,430)     (60,497,822)
   Class C shares (Note 2)                                  (2,087,352)      (3,582,703)
   Class I shares                                          (55,294,600)      (1,439,503)
   Class R4 shares                                             (15,148)         (58,853)
---------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                            (75,410,590)     (52,548,034)
---------------------------------------------------------------------------------------
Total increase (decrease) in net assets                    (55,040,379)     (47,252,437)
Net assets at beginning of year                            422,539,738      469,792,175
---------------------------------------------------------------------------------------
Net assets at end of year                                 $367,499,359    $ 422,539,738
=======================================================================================
Undistributed net investment income                       $  1,651,246    $   2,125,282
---------------------------------------------------------------------------------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

 20 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of RiverSource Managers Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Managers Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board. The Fund invests primarily in securities of large, well established U.S. and multinational companies.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares have no sales charge and are offered only to qualifying institutional investors.

Effective Dec. 11, 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement.

At May 31, 2007, Ameriprise Financial, Inc. (Ameriprise Financial) and the affiliated funds-of-funds owned 100% of Class I shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  21

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board of Directors of the funds generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign equities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time. Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial will fair value foreign equity securities pursuant to procedures adopted by the Board of Directors of the funds, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

--------------------------------------------------------------------------------

 22 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

FOREIGN CURRENCY TRANSLATIONS AND FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  23

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $3,584 and accumulated net realized gain has been decreased by $3,584.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED MAY 31,                                   2007           2006
----------------------------------------------------------------------------
CLASS A
Distributions paid from:
      Ordinary income.........................    $ 2,621,795    $ 1,924,683
      Long-term capital gain..................     21,934,191     23,902,565
CLASS B
Distributions paid from:
      Ordinary income.........................        323,363        302,930
      Long-term capital gain..................      9,650,623     12,182,393
CLASS C
Distributions paid from:
      Ordinary income.........................         26,882         23,018
      Long-term capital gain..................        703,907        843,676

--------------------------------------------------------------------------------

 24 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

YEAR ENDED MAY 31,                                   2007           2006
----------------------------------------------------------------------------
CLASS I
Distributions paid from:
      Ordinary income.........................    $ 1,259,994    $   839,832
      Long-term capital gain..................      7,790,702      6,768,532
CLASS R4*
Distributions paid from:
      Ordinary income.........................          1,804            955
      Long-term capital gain..................         12,825         10,461

* Effective Dec. 11, 2006, Class Y was renamed Class R4.

At May 31, 2007, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income..............................    $ 5,865,293
Accumulated long-term gain (loss)..........................    $37,904,685
Unrealized appreciation (depreciation).....................    $52,939,995

RECENT ACCOUNTING PRONOUNCEMENTS

On Sept. 20, 2006, the Financial Accounting Standards Board (FASB) released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of SFAS 157 is required for fiscal years beginning after Nov. 15, 2007 and interim periods within those fiscal years. The impact of SFAS 157 on the Fund's financial statements is being evaluated.

In June 2006, the FASB issued FASB Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after Dec. 15, 2006. Tax positions of the Fund are being evaluated to determine the impact, if any, to the Fund. The adoption of FIN 48 is not anticipated to have a material impact on the Fund.

DIVIDENDS TO SHAREHOLDERS

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  25

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, RiverSource Investments, LLC (the Investment Manager) determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that decline from 0.73% to 0.60% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper Large-Cap Value Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the fee by $29,980 for the year ended May 31, 2007.

The Investment Manager has a Subadvisory Agreement with Lord, Abbett & Co. LLC.

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as the Fund's assets increase.

Other expenses in the amount of $6,661 are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board.

Compensation of Board members includes, for the former Board Chair, compensation as well as retirement benefits. Certain other aspects of the former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Professional fees include fees paid by the Fund for legal services and independent auditor services.

--------------------------------------------------------------------------------

 26 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

-  Class A $19.50

-  Class B $20.50

-  Class C $20.00

Effective Dec. 11, 2006, as part of the Board's approval to rename Class Y as Class R4, the fee structure under the Transfer Agency Agreement was revised from an account-based fee for Class Y to asset-based fee for Class R4. The Fund pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares. Prior to Dec. 11, 2006, the Fund paid the Transfer Agent an annual account-based fee of $17.50 per shareholder account.

Prior to Dec. 11, 2006, Class I paid a transfer agency fee at an annual rate per shareholder account of $1. This amount is included in the transfer agency fee on the statement of operations. Effective Dec. 11, 2006, this fee was eliminated.

The Transfer Agent charges an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the statement of operations.

The Fund has agreements with Ameriprise Financial Services, Inc. and RiverSource Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A shares and a fee at an annual rate of up to 1.00% for Class B and Class C shares.

Effective Dec. 11, 2006, a new Plan Administration Services Agreement was adopted for the restructured Class R4. The fee is calculated at a rate of 0.25% of the Fund's average daily net assets attributable to Class R4 shares.

Prior to Dec. 11, 2006 under a Shareholder Service Agreement, the Fund paid the Distributor a fee for service provided to shareholders by the Distributor and other servicing agents with respect to Class Y shares. The fee was calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares. Effective Dec. 11, 2006, this agreement was terminated.

Sales charges received by the Distributor for distributing Fund shares were $181,871 for Class A, $85,515 for Class B and $286 for Class C for the year ended May 31, 2007.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  27

In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

For the year ended May 31, 2007, the Investment Manager and its affiliates waived certain fees and expenses (excluding fees and expenses of acquired funds), such that net expenses were 1.22% for Class A, 1.99% for Class B, 1.98% for Class C and 1.05% for Class R4. Of these waived fees and expenses, the transfer agency fees waived for Class A, Class B, Class C and Class R4 were $154,251, $66,716, $4,840 and $92, respectively. Under an agreement which was effective until May 31, 2007, net expenses, before giving effect to any performance incentive adjustment, would not exceed 1.23% for Class A, 2.00% for Class B, 2.00% for Class C, 0.88% for Class I and 1.06% for Class R4 of the Fund's daily net assets. Effective June 1, 2007, the Investment Manager and its affiliates have agreed to waive certain fees and expenses until May 31, 2008, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.23% for Class A, 1.99% for Class B, 1.99% for Class C, 0.84% for Class I and 1.10% for Class R4 of the Fund's average daily net assets.

During the year ended May 31, 2007, the Fund's custodian and transfer agency fees were reduced by $21,190 as a result of earnings and bank fee credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company, an affiliate of Ameriprise Financial.

In addition, the Fund received a one time payment of $3,584 by Ameriprise Financial for additional earnings from overnight cash balances determined to be owed for prior years. This amount was insignificant to the Fund's net asset value and total return.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $302,479,297 and $413,461,788, respectively, for the year ended May 31, 2007. Realized gains and losses are determined on an identified cost basis.

--------------------------------------------------------------------------------

 28 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                           YEAR ENDED MAY 31, 2007
                          CLASS A       CLASS B     CLASS C     CLASS I     CLASS R4*
-------------------------------------------------------------------------------------
Sold                      3,328,764       770,235     90,619    2,649,001        696
Issued for reinvested
 distributions            4,522,173     1,890,990    133,171    1,685,298      2,478
Redeemed                (11,528,629)   (6,726,682)  (388,656)  (9,867,033)    (2,758)
-------------------------------------------------------------------------------------
Net increase
 (decrease)              (3,677,692)   (4,065,457)  (164,866)  (5,532,734)       416
-------------------------------------------------------------------------------------

                                           YEAR ENDED MAY 31, 2006
                           CLASS A       CLASS B     CLASS C     CLASS I    CLASS R4*
-------------------------------------------------------------------------------------
Sold                       5,127,418     1,372,669    127,671   5,980,958        929
Issued for reinvested
 distributions             4,944,341     2,451,676    167,592   1,471,525      1,979
Redeemed                 (18,762,180)  (11,380,865)  (675,955)   (268,311)   (10,528)
-------------------------------------------------------------------------------------
Net increase (decrease)   (8,690,421)   (7,556,520)  (380,692)  7,184,172     (7,620)
-------------------------------------------------------------------------------------

* Effective Dec. 11, 2006, Class Y was renamed Class R4.

5. LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets (which includes collateral for securities on loan) to broker-dealers, banks, or other institutional borrowers of securities. The Fund receives collateral in the form of cash and U.S. government securities, equal to at least 100% of the value of securities loaned, which is marked to the market value of the loaned securities daily until the securities are returned, e.g., if the value of the securities on loan increases, additional cash collateral is provided by the borrower. The Investment Manager serves as securities lending agent for the Fund under the investment management services agreement pursuant to which the Fund has agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program, and pursuant to guidelines adopted by and under the oversight of the Board. At May 31, 2007, securities valued at $5,128,300 were on loan to brokers. For collateral, the Fund received $5,260,000 in cash. Cash collateral received is invested in an affiliated money market fund and short-term securities, including U.S. government securities or other high-grade debt obligations, which are included in the "Investments in securities." Income from securities lending amounted to $23,259 for the year ended May 31, 2007. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  29

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments.

7. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 19, 2006. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Prior to this agreement, the Fund paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.07% per annum. The Fund had no borrowings under the facility outstanding during the year ended May 31, 2007.

8. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs may file a notice of appeal with the Eighth Circuit Court of Appeals within 30 days from the date of judgment.

--------------------------------------------------------------------------------

 30 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws and regulations and certification by a senior officer regarding compliance and supervisory procedures.

Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  31

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

 32 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

9. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,                2007           2006           2005           2004           2003
Net asset value, beginning of period      $5.40          $5.36          $5.00          $4.19          $4.56
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .06            .04            .02            .01            .01
Net gains (losses) (both realized and
 unrealized)                                .86            .60            .36            .81           (.38)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .92            .64            .38            .82           (.37)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.07)          (.04)          (.02)          (.01)            --
Tax return of capital                      (.59)          (.56)            --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.66)          (.60)          (.02)          (.01)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $5.66          $5.40          $5.36          $5.00          $4.19
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $212           $222           $267           $248           $185
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net asset(b),(c)                         1.22%(d)       1.26%          1.29%          1.37%(d)       1.34%(d)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.06%           .85%           .72%           .37%           .51%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          77%            46%            40%            34%            46%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          17.78%         12.41%          7.66%         19.56%         (8.09%)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(c) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class A would have been 1.29%, 1.38% and 1.42% for the years ended May 31, 2007, 2004 and 2003, respectively.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  33

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2007              2006           2005           2004           2003
Net asset value, beginning of period      $5.26          $5.25          $4.91          $4.14          $4.54
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .02            .01           (.02)          (.01)          (.01)
Net gains (losses) (both realized and
 unrealized)                                .84            .56            .36            .78           (.39)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .86            .57            .34            .77           (.40)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.02)            --             --             --             --
Distributions from realized gains          (.59)          (.56)            --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.61)          (.56)            --             --             --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $5.51          $5.26          $5.25          $4.91          $4.14
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $89           $106           $146           $154           $121
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(b),(c)                        1.99%(d)       2.02%          2.06%          2.13%(d)       2.11%(d)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets               .29%           .08%          (.06%)         (.40%)         (.27%)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          77%            46%            40%            34%            46%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          17.01%         11.46%          6.92%         18.60%         (8.81%)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(c) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class B would have been 2.06%, 2.14% and 2.18% for the years ended May 31, 2007, 2004 and 2003, respectively.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 34 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2007              2006           2005           2004           2003
Net asset value, beginning of period      $5.27          $5.26          $4.92          $4.15          $4.55
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .02            .01           (.02)          (.01)          (.01)
Net gains (losses) (both realized and
 unrealized)                                .84            .56            .36            .78           (.39)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .86            .57            .34            .77           (.40)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.02)            --             --             --             --
Distributions from realized gains          (.59)          (.56)            --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.61)          (.56)            --             --             --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $5.52          $5.27          $5.26          $4.92          $4.15
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                   $7             $7             $9             $9             $7
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(b),(c)                        1.98%(d)       2.02%          2.05%          2.13%(d)       2.11%(d)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets               .29%           .12%          (.05%)         (.39%)         (.26%)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          77%            46%            40%            34%            46%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          17.05%         11.44%          6.91%         18.55%         (8.79%)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(c) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class C would have been 2.05%, 2.14% and 2.18% for the years ended May 31, 2007, 2004 and 2003, respectively.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  35

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2007              2006           2005        2004(B)
Net asset value, beginning of period      $5.44          $5.40          $5.02          $5.21
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .08            .07            .04            .03
Net gains (losses) (both realized and
 unrealized)                                .88            .59            .38           (.22)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .96            .66            .42           (.19)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.10)          (.06)          (.04)            --
Distributions from realized gains          (.59)          (.56)            --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.69)          (.62)          (.04)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $5.71          $5.44          $5.40          $5.02
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $60            $87            $48             $8
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                         .84%           .80%           .85%           .93%(e),(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.44%          1.34%          1.24%          1.12%(e)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          77%            46%            40%            34%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          18.36%         12.81%          8.36%         (3.65%)(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to May 31, 2004.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Adjusted to an annual basis.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class I would have been 1.03% for the period ended May 31, 2004.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

 36 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

CLASS R4*

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2007              2006           2005           2004           2003
Net asset value, beginning of period      $5.42          $5.38          $5.02          $4.21          $4.57
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .07            .05            .03            .02            .02
Net gains (losses) (both realized and
 unrealized)                                .87            .59            .36            .80           (.38)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .94            .64            .39            .82           (.36)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.08)          (.04)          (.03)          (.01)            --
Distributions from realized gains          (.59)          (.56)            --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.67)          (.60)          (.03)          (.01)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $5.69          $5.42          $5.38          $5.02          $4.21
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--            $--            $--            $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(b),(c)                        1.05%(d)       1.07%          1.12%          1.19%(d)       1.16%(d)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.23%          1.04%           .90%           .59%           .67%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          77%            46%            40%            34%            46%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          18.16%         12.48%          7.79%         19.59%         (7.84%)
-----------------------------------------------------------------------------------------------------------

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(c) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class R4 would have been 1.12%, 1.22% and 1.24% for the years ended May 31, 2007, 2004 and 2003, respectively.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD AND SHAREHOLDERS

RIVERSOURCE MANAGERS SERIES, INC.

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of RiverSource Value Fund (a series of RiverSource Managers Series, Inc.) as of May 31, 2007, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended May 31, 2007, and the financial highlights for each of the years or periods in the five-year period ended May 31, 2007. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of May 31, 2007, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Value Fund as of May 31, 2007, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP
Minneapolis, Minnesota
July 20, 2007

--------------------------------------------------------------------------------

 38 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended May 31, 2007

CLASS A

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............         100.00%
      Dividends Received Deduction for corporations.........          97.77%

PAYABLE DATE                                                     PER SHARE
Dec. 20, 2006...............................................        $0.10427

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.55609
Total distributions.........................................        $0.66036

CLASS B

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............         100.00%
      Dividends Received Deduction for corporations.........          97.77%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.05354

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.55609
Total distributions.........................................        $0.60963

CLASS C

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............         100.00%
      Dividends Received Deduction for corporations.........          97.77%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.05711

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.55609
Total distributions.........................................        $0.61320

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  39

CLASS I

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............         100.00%
      Dividends Received Deduction for corporations.........          97.77%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.12918

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.55609
Total distributions.........................................        $0.68527

CLASS R4*

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............         100.00%
      Dividends Received Deduction for corporations.........          97.77%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.11674

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.55609
Total distributions.........................................        $0.67283

* Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

 40 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

BOARD MEMBERS AND OFFICERS

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 102 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Kathleen Blatz           Board member       Chief Justice, Minnesota Supreme
901 S. Marquette Ave.    since 2006         Court, 1998-2005
Minneapolis, MN 55402
Age 53
-----------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member       Chair, RiverSource Funds,
901 S. Marquette Ave.    since 1999         1999-2006; former Governor of
Minneapolis, MN 55402                       Minnesota
Age 72
-----------------------------------------------------------------------------------------------------
Pamela G. Carlton        Board member       President, Springboard-Partners in
901 S. Marquette Ave.    since 2007         Cross Cultural Leadership
Minneapolis, MN 55402                       (consulting company)
Age 52
-----------------------------------------------------------------------------------------------------
Patricia M. Flynn        Board member       Trustee Professor of Economics and
901 S. Marquette Ave.    since 2004         Management, Bentley College; former
Minneapolis, MN 55402                       Dean, McCallum Graduate School of
Age 56                                      Business, Bentley College
-----------------------------------------------------------------------------------------------------
Anne P. Jones            Board member       Attorney and Consultant
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Jeffrey Laikind, CFA     Board member       Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.    since 2005         Asset Management                     Insurance
Minneapolis, MN 55402
Age 71
-----------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.    Board member       President Emeritus and Professor of  Valmont Industries,
901 S. Marquette Ave.    since 2002 and     Economics, Carleton College          Inc. (manufactures
Minneapolis, MN 55402    Chair of the                                            irrigation systems)
Age 68                   Board since 2007
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  41

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Catherine James Paglia   Board member       Director, Enterprise Asset           Strategic
901 S. Marquette Ave.    since 2004         Management, Inc. (private real       Distribution, Inc.
Minneapolis, MN 55402                       estate and asset management          (transportation,
Age 54                                      company)                             distribution and
                                                                                 logistics
                                                                                 consultants)
-----------------------------------------------------------------------------------------------------
Alison Taunton-Rigby     Board member       Chief Executive Officer, RiboNovix,  Hybridon, Inc.
901 S. Marquette Ave.    since 2002         Inc. since 2003 (biotechnology);     (biotechnology);
Minneapolis, MN 55402                       former President, Forester Biotech   American Healthways,
Age 63                                                                           Inc. (health
                                                                                 management programs)
-----------------------------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
William F. Truscott      Board member       President -- U.S. Asset Management
53600 Ameriprise         since 2001,        and Chief Investment Officer,
Financial Center         Vice President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002         President, Chairman of the Board
Age 46                                      and Chief Investment Officer,
                                            RiverSource Investments, LLC since
                                            2005; President, Ameriprise
                                            Certificate Company since 2006;
                                            Senior Vice President -- Chief
                                            Investment Officer, Ameriprise
                                            Financial, Inc. and Chairman of the
                                            Board and Chief Investment Officer,
                                            RiverSource Investments, LLC,
                                            2001-2005
-----------------------------------------------------------------------------------------------------

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.

--------------------------------------------------------------------------------

 42 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Patrick T. Bannigan      President since    Senior Vice President -- Asset Management,
172 Ameriprise           2006               RiverSource Investments, LLC since 2006;
Financial Center                            Managing Director and Global Head of Product,
Minneapolis, MN 55474                       Morgan Stanley Investment Management,
Age 41                                      2004-2006; President, Touchstone Investments,
                                            2002-2004; Director of Strategic Planning,
                                            Evergreen Investments, 1995-2002
------------------------------------------------------------------------------------------
Michelle M. Keeley       Vice President     Executive Vice President -- Equity and Fixed
172 Ameriprise           since 2004         Income, Ameriprise Financial, Inc. and
Financial Center                            RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                       President -- Investments, Ameriprise
Age 43                                      Certificate Company since 2003; Senior Vice
                                            President -- Fixed Income, Ameriprise
                                            Financial, Inc., 2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006; Managing
                                            Director, Zurich Global Assets, 2001-2002
------------------------------------------------------------------------------------------
Amy K. Johnson           Vice President     Vice President -- Asset Management and Trust
5228 Ameriprise          since 2006         Company Services, RiverSource Investments, LLC
Financial Center                            since 2006; Vice President -- Operations and
Minneapolis, MN 55474                       Compliance, RiverSource Investments, LLC,
Age 41                                      2004-2006; Director of Product
                                            Development -- Mutual Funds, Ameriprise
                                            Financial, Inc., 2001-2004
------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since    Vice President -- Investment Accounting,
105 Ameriprise           2002               Ameriprise Financial, Inc. since 2002; Vice
Financial Center                            President -- Finance, American Express
Minneapolis, MN 55474                       Company, 2000-2002
Age 52
------------------------------------------------------------------------------------------
Scott R. Plummer         Vice President,    Vice President and Chief Counsel -- Asset
5228 Ameriprise          General Counsel    Management, Ameriprise Financial, Inc. since
Financial Center         and Secretary      2005; Vice President, General Counsel and
Minneapolis, MN 55474    since 2006         Secretary, Ameriprise Certificate Company
Age 47                                      since 2005; Vice President -- Asset Management
                                            Compliance, Ameriprise Financial, Inc.,
                                            2004-2005; Senior Vice President and Chief
                                            Compliance Officer, U.S. Bancorp Asset
                                            Management, 2002-2004; Second Vice President
                                            and Assistant General Counsel, Hartford Life,
                                            2001-2002
------------------------------------------------------------------------------------------
Jennifer D. Lammers      Chief Compliance   U.S. Asset Management Chief Compliance
172 Ameriprise           Officer since      Officer, RiverSource Investments, LLC since
Financial Center         2006               2006; Director -- Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                       Management, 2003-2006; Director of Finance,
Age 46                                      Voyageur Asset Management, 2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  43

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Neysa M. Alecu           Money Laundering   Compliance Director and Anti-Money Laundering
2934 Ameriprise          Prevention         Officer, Ameriprise Financial, Inc. since
Financial Center         Officer since      2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474    2004               Ameriprise Financial, Inc., 2003-2004;
Age 43                                      Compliance Director and Bank Secrecy Act
                                            Officer, American Express Centurion Bank,
                                            2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 44 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

APPROVAL OF INVESTMENT MANAGEMENT SERVICES AGREEMENT

RiverSource Investments, LLC ("RiverSource"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds"). In addition, under the subadvisory agreement between RiverSource and the subadviser (the "Subadviser") (the "Subadvisory Agreement"), the Subadviser performs portfolio management and related services for the Fund. The Fund's Board of Directors (the "Board") and the Board's Investment Review and Contracts Committees monitor these services throughout the year.

On an annual basis, the Board, including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement and the Subadvisory Agreement (together, the "Advisory Agreements"). RiverSource prepares detailed reports for the Board and its Contracts Committee in March and April, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource addressing the services RiverSource provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the Advisory Agreements. At the April 11-12, 2007 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the Advisory Agreements.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  45

Nature, Extent and Quality of Services Provided by RiverSource and the
Subadviser: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource and the Subadviser, as well as their expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource, including, in particular, the growing strength and capabilities of many RiverSource offices and the increased investment and resources dedicated to the Fund's operations, particularly in the areas of trading systems, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource, the Board considered the quality of the administrative, custody and transfer agency services provided by RiverSource affiliates to the Fund. The Board also reviewed the financial condition of RiverSource and the Subadviser, and each entity's ability to carry out its responsibilities under the Advisory Agreements. The Board also discussed the acceptability of the terms of the Advisory Agreements (including the relatively broad scope of services required to be performed by RiverSource and the Subadviser). The Board concluded that the services being performed under the Advisory Agreements were of a reasonably high quality.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board determined that RiverSource and the Subadviser were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the Advisory Agreements, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2005. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and market conditions involved. Additionally, the Board reviewed the performance of the Subadviser and the overall "subadvised" strategy. The Board noted, in particular, management's ongoing oversight and monitoring of the Subadviser's investment process and performance.

--------------------------------------------------------------------------------

 46 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource and its Affiliates from their Relationships with the Fund: The Board reviewed comparative fees and the costs of services to be provided under the Advisory Agreements. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource's profitability. The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). Although the Fund's expense ratio was higher than the median ratio, the Board was satisfied with the consistent and rational fee schedule applicable to all Funds, including the Fund. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

The Board also considered the expected profitability of RiverSource and its affiliates in connection with RiverSource providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the last three years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees and subadvisory fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 12, 2007, the Board, including all of the Independent Directors, approved the renewal of the Advisory Agreements.

--------------------------------------------------------------------------------

                                RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT  47

PROXY VOTING

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------

 48 RIVERSOURCE VALUE FUND -- 2007 ANNUAL REPORT

                       THIS PAGE LEFT BLANK INTENTIONALLY

                       THIS PAGE LEFT BLANK INTENTIONALLY

                       THIS PAGE LEFT BLANK INTENTIONALLY

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

GROWTH FUNDS
RiverSource Growth Fund
RiverSource Fundamental Growth Fund
RiverSource Disciplined Large Cap
   Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Aggressive Growth Fund
RiverSource Small Cap Growth Fund
Sector: RiverSource Global
   Technology Fund
BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Large Cap Equity Fund
RiverSource S&P 500 Index Fund*
RiverSource Disciplined Small and
   Mid Cap Equity Fund
RiverSource Small Cap Advantage
   Fund
RiverSource Small Company Index
   Fund
RiverSource Small Cap Equity Fund
Sector: RiverSource Precious Metals
   and Mining Fund
VALUE FUNDS
RiverSource Dividend Opportunity
   Fund
RiverSource Value Fund
RiverSource Fundamental Value Fund
RiverSource Equity Value Fund
RiverSource Large Cap Value Fund
RiverSource Diversified Equity
   Income Fund
RiverSource Select Value Fund
RiverSource Mid Cap Value Fund
RiverSource Disciplined Small Cap
   Value Fund
RiverSource Small Cap Value Fund
Sector: RiverSource Real Estate
   Fund
ASSET ALLOCATION FUNDS
RiverSource Portfolio Builder
   Conservative Fund
RiverSource Income Builder Basic
   Income Fund
RiverSource Income Builder Moderate
   Income Fund
RiverSource Income Builder Enhanced
   Income Fund
RiverSource Portfolio Builder
   Moderate Conservative Fund
RiverSource Portfolio Builder
   Moderate Fund
RiverSource Retirement Plus(SM)
   2010 Fund
RiverSource Balanced Fund
RiverSource Portfolio Builder
   Moderate Aggressive Fund
RiverSource Retirement Plus(SM)
   2015 Fund
RiverSource Strategic Allocation
   Fund
RiverSource Retirement Plus(SM)
   2020 Fund
RiverSource Portfolio Builder
   Aggressive Fund
RiverSource Retirement Plus(SM)
   2025 Fund
RiverSource Retirement Plus(SM)
   2030 Fund
RiverSource Retirement Plus(SM)
   2035 Fund
RiverSource Retirement Plus(SM)
   2040 Fund
RiverSource Retirement Plus(SM)
   2045 Fund
RiverSource Portfolio Builder Total
   Equity Fund

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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Short Duration U.S.
   Government Fund
RiverSource U.S. Government
   Mortgage Fund
RiverSource Inflation Protected
   Securities Fund
RiverSource Floating Rate Fund
RiverSource Limited Duration Bond
   Fund
RiverSource Core Bond Fund
RiverSource Diversified Bond Fund
RiverSource Strategic Income
   Allocation Fund
RiverSource Income Opportunities
   Fund
RiverSource High Yield Bond Fund
RiverSource Global Bond Fund
RiverSource Emerging Markets Bond
   Fund
TAX-EXEMPT FUNDS
RiverSource Tax-Exempt Money Market
   Fund**
RiverSource Intermediate Tax-Exempt
   Fund
RiverSource Tax-Exempt Bond Fund
RiverSource State Tax-Exempt Funds
RiverSource Tax-Exempt High Income
   Fund
GLOBAL/INTERNATIONAL FUNDS
RiverSource Global Equity Fund
RiverSource International Select
   Value Fund
RiverSource International Equity
   Fund
RiverSource Disciplined
   International Equity Fund
RiverSource International
   Opportunity Fund
RiverSource International Small Cap
   Fund
RiverSource International
   Aggressive Growth Fund
RiverSource European Equity Fund
RiverSource Emerging Markets Fund

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poor's(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN A MONEY MARKET FUND IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH A MONEY MARKET FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN A MONEY MARKET FUND.

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                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

     RIVERSOURCE(R) VALUE FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                    This report must be accompanied or preceded by the Fund's
                                    current prospectus. RiverSource(R) mutual funds are
                                    distributed by RiverSource Distributors, Inc. and Ameriprise
                                    Financial Services, Inc., Members NASD, and managed by
                                    RiverSource Investments, LLC. These companies are part of
   (RIVERSOURCE INVESTMENTS LOGO)   Ameriprise Financial, Inc.                                     S-6238 K (7/07)